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                                                                   Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-134729, as amended, on Form N-2 of our report dated May 10, 2006 relating to the financial statements of Eaton Vance Credit Opportunities Fund appearing in the Statement of Additional Information, which is part of such Registration Statement and to references to us under the heading "Independent registered public accounting firm" in the Prospectus and Statement of Additional Information which are part of such Registration Statement.

/s/Deloitte & Touche LLP
------------------------

Boston, Massachusetts

August 4, 2006